                                                                   Exhibit 99(a)

                             BANK ONE CORPORATION
                        PRO FORMA FINANCIAL INFORMATION


On April 10, 1998, First Chicago NBD Corporation (the "Corporation" or "FCNBD") and BANC ONE CORPORATION ("ONE") entered into an Agreement and Plan of Reorganization as subsequently amended (the "Agreement"), pursuant to which, subject to the conditions and upon the terms stated therein, the Corporation and ONE will each merge into a new company, BANK ONE CORPORATION ("BANK ONE"), which was organized to effect the merger (such mergers, collectively, the "Merger").

In accordance with the Agreement, each share of the common stock, of ONE ("ONE Common Stock") outstanding immediately prior to the effective time of the Merger (the "Effective Time") will at the Effective Time be converted into one share of the common stock of BANK ONE ("BANK ONE Common Stock"), and each share of the common stock of the Corporation ("FCN Common Stock") outstanding immediately prior to the Effective Time will at the Effective Time be converted into the right to receive 1.62 shares of BANK ONE Common Stock. In addition, each share of the Corporation's Preferred Stock with Cumulative and Adjustable Dividends, Series B, and Preferred Stock with Cumulative and Adjustable Dividends, Series C, in each case outstanding immediately prior to the Effective Time, will be converted into the right to receive one share of a series of corresponding preferred stock of BANK ONE with substantially the same terms.

Consummation of the transactions contemplated by the Agreement is subject to the terms and conditions contained in the Agreement, including among other things, the receipt of approval of the Merger by the respective shareholders of the Corporation and ONE at meetings of the shareholders of the Corporation and ONE that are scheduled to take place on September 15, 1998.

It is anticipated that the Merger will be accounted for as a pooling-of-interests. The Corporation's stock repurchase program has been rescinded. The following pro forma financial information giving effect to the Merger, accounted for as a pooling-of-interests, includes: (i) the unaudited pro forma condensed combined balance sheet as of June 30, 1998, and (ii) the unaudited pro forma condensed combined statements of income for the six months ended June 30, 1998 and 1997. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Corporation and ONE.

The pro forma financial information noted above gives effect to ONE's acquisition of First Commerce Corporation which was consummated on June 12, 1998. Previously presented unaudited pro forma financial information for the years ended December 31, 1997, 1996 and 1995 have not been restated to give effect to ONE's acquisition of First Commerce Corporation as the acquisition is not material to ONE.

The pro forma financial statements and the notes thereto included in this Current Report on Form 8-K, and the exhibits hereto, contain certain estimates and projections regarding the Corporation, ONE and the combined company following the Merger, including without limitation estimates and projections relating to the pro forma business and assets of the combined company, the cost savings, revenue increases, and restructuring charges expected as a result of the Merger and the expected impact of the transaction on earnings per share of the constituent corporations. These estimates and projections constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements.

Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, risks and uncertainties related to the consummation and execution of the contemplated transaction (including integration activities), as well as: (i) the strength of the U.S. economy in general and the strength of the local economies in which operations are conducted; (ii) the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (iii) inflation, interest rate, market and monetary fluctuations; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by users;
(v) changes in consumer spending, borrowing and saving habits; (vi) technological changes (including "Year 2000" data systems compliance issues);
(vii) acquisitions and integration of acquired businesses; (viii) the ability to increase market share and control expenses; (ix) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation, ONE and the combined company after the Merger, and their respective subsidiaries and competitors, must comply; (x) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xi) changes in the organization, compensation and benefit plans of the Corporation, ONE and the combined company after the Merger, and their respective subsidiaries; (xii) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and (xiii) the success of the Corporation, ONE and the combined company after the Merger at managing the risks involved in the foregoing.

Such forward-looking statements speak only as of the date on which such statements are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events.

                             BANK ONE CORPORATION
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                  (UNAUDITED)

The following pro forma condensed combined balance sheet as of June 30, 1998, is presented to show the impact on the Corporation's historical financial condition of the merger with ONE. The Merger has been reflected under the pooling-of-interests method of accounting.


BANK ONE CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 1998
(in millions)                                              Corporation        ONE        Pro forma    Pro forma
                                                          (as reported)  (as reported)  adjustments   BANK ONE
---------------------------------------------------------------------------------------------------------------
Assets
Cash and due from banks-noninterest bearing.............      $  8,049       $  8,174                  $ 16,223
Short-term investments..................................        13,570            765                    14,335
Trading account assets..................................         4,128          1,214                     5,342
Investment securities:
     Securities held to maturity........................             -            691                       691
     Securities available for sale......................        12,604         18,357                    30,961
---------------------------------------------------------------------------------------------------------------
Total securities........................................        12,604         19,048                    31,652
Loans, net of allowance for credit losses...............        70,191         82,683                   152,874
Other assets/*/.........................................        11,239         12,135                    23,374
---------------------------------------------------------------------------------------------------------------
Total assets............................................      $119,781       $124,019                  $243,800
---------------------------------------------------------------------------------------------------------------
Liabilities
Deposits:
     Noninterest bearing................................        19,800         21,482                    41,282
     Interest bearing...................................        49,728         63,472                   113,200
---------------------------------------------------------------------------------------------------------------
Total deposits..........................................        69,528         84,954                   154,482
Short term borrowings...................................        22,541         11,807                    34,348
Long term debt..........................................        10,591         11,656                    22,247
Other liabilities.......................................         8,807          4,028           837      13,672
---------------------------------------------------------------------------------------------------------------
Total liabilities.......................................       111,467        112,445           837     224,749
Stockholders' Equity
Preferred stock.........................................           190              -                       190
Common stock............................................           320          3,521          (320)      5,852
                                                                                              2,331
Surplus.................................................         1,948          6,772        (1,948)      4,634
                                                                                             (2,138)
Retained earnings.......................................         7,977          1,170          (837)      8,310
Other...................................................           (46)           111             -          65
Less: Treasury stock....................................        (2,075)             -         2,075           -
---------------------------------------------------------------------------------------------------------------
     Stockholders' equity...............................         8,314         11,574          (837)     19,051
---------------------------------------------------------------------------------------------------------------
     Total liabilities and stockholders' equity.........      $119,781       $124,019   $         -    $243,800
---------------------------------------------------------------------------------------------------------------

/*/Includes loans held for sale.


See accompanying notes to pro forma financial information.

                             BANK ONE CORPORATION

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)

The following unaudited pro forma condensed combined statements of income are presented to show the impact on the Corporation's historical results of operations of the proposed merger with ONE. Such statements assume that the companies had been combined for each period presented.


BANK ONE CORPORATION
Pro Forma Condensed Combined Statement of Income
For the Six Months Ended June 30, 1998
(in millions, except per share data)

UNAUDITED                                               Corporation                    ONE                      Pro Forma
                                                       (as reported)              (as reported)                  BANK ONE
---------------------------------------------------------------------------------------------------------------------------
Interest Income
Loans (including fees)........................               $2,961                     $4,273                   $  7,234
Securities, including trading.................                  440                        664                      1,104
Other.........................................                  374                         29                        403
                                                     ----------------           ----------------           ----------------
Total.........................................                3,775                      4,966                      8,741

Interest Expense
Deposits......................................                1,120                      1,393                      2,513
Borrowings....................................                  910                        726                      1,636
                                                     ----------------           ----------------           ----------------
Total.........................................                2,030                      2,119                      4,149

Net Interest Income...........................                1,745                      2,847                      4,592
Provision for credit losses...................                  385                        406                        791
                                                     ----------------           ----------------           ----------------
Net Interest Income After
 Provision for Credit Losses..................                1,360                      2,441                      3,801

Noninterest Income
Credit card fee revenue.......................                  468                        948                      1,416
Deposit fees..................................                  231                        394                        625
Other.........................................                  882                      1,121                      2,003
                                                     ----------------           ----------------           ----------------
Total.........................................                1,581                      2,463                      4,044

Noninterest Expense
Salaries and employee benefits................                  917                      1,346                      2,263
Other operating expense.......................                  842                      2,043                      2,885
                                                     ----------------           ----------------           ----------------
Total.........................................                1,759                      3,389                      5,148

Income Before Income Taxes....................                1,182                      1,515                      2,697
Applicable income taxes.......................                  391                        479                        870
                                                     ----------------           ----------------           ----------------
Net Income....................................               $  791                     $1,036                   $  1,827
                                                     ----------------           ----------------           ----------------
Common Share Data
Net income
Basic.........................................               $ 2.73                     $ 1.47                   $   1.56
Diluted.......................................               $ 2.68                     $ 1.45                   $   1.53

Weighted Average Shares
Basic.........................................                287.8                      701.1                    1,167.3
Diluted.......................................                292.8                      716.0                    1,190.4
---------------------------------------------------------------------------------------------------------------------------


See accompanying notes to pro forma financial information.


BANK ONE CORPORATION
Pro Forma Condensed Combined Statement of Income
For the Six Months Ended June 30, 1997
(in millions, except per share data)

UNAUDITED                                           Corporation                    ONE                     Pro Forma
                                                   (as reported)              (as reported)                BANK ONE
-------------------------------------------------------------------------------------------------------------------------
Interest Income
Loans (including fees)........................               $2,885                     $4,363                   $  7,248
Securities, including trading.................                  357                        654                      1,011
Other.........................................                  352                         23                        375
                                              ---------------------      ---------------------      ---------------------
Total.........................................                3,594                      5,040                      8,634

Interest Expense
Deposits......................................                1,043                      1,387                      2,430
Borrowings....................................                  750                        741                      1,491
                                              ---------------------      ---------------------      ---------------------
Total.........................................                1,793                      2,128                      3,921

Net Interest Income...........................                1,801                      2,912                      4,713
Provision for credit losses...................                  367                        696                      1,063
                                              ---------------------      ---------------------      ---------------------
Net Interest Income After
     Provision for Credit Losses..............                1,434                      2,216                      3,650

Noninterest Income
Credit card fee revenue.......................                  441                        655                      1,096
Deposit fees..................................                  221                        369                        590
Other.........................................                  661                        697                      1,358
                                              ---------------------      ---------------------      ---------------------
Total.........................................                1,323                      1,721                      3,044

Noninterest Expense
Salaries and employee benefits................                  851                      1,219                      2,070
Other operating expense.......................                  774                      1,978                      2,752
                                              ---------------------      ---------------------      ---------------------
Total.........................................                1,625                      3,197                      4,822

Income Before Income Taxes....................                1,132                        740                      1,872
Applicable income taxes.......................                  374                        280                        654
                                              ---------------------      ---------------------      ---------------------
Net Income....................................               $  758                     $  460                   $  1,218
                                              ---------------------      ---------------------      ---------------------
Common Share Data
Net income
Basic.........................................               $ 2.41                     $ 0.66                   $   1.01
Diluted.......................................               $ 2.37                     $ 0.65                   $   0.99

Weighted Average Shares
Basic.........................................                309.4                      676.2                    1,177.5
Diluted.......................................                315.9                      712.4                    1,224.1
-------------------------------------------------------------------------------------------------------------------------


See accompanying notes to pro forma financial information.

                             BANK ONE CORPORATION
                         NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the Merger will be consummated in the fourth quarter of 1998. Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and statements of income to conform statement presentations.

Note 2.  Accounting Policies

The Corporation is still in the process of reviewing its accounting policies in light of those employed by ONE. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of such adjustments have not been determined but are not expected to be significant.

Note 3.  Merger-Related Effects

In connection with the Merger, the managements of the Corporation and ONE estimate that a one-time restructuring charge of approximately $1.25 billion ($837 million after-tax) will be incurred at the time of the consummation of the Merger. The estimated details of this overall charge have been summarized into the following components: $800 million in personnel-related items, $350 million related to facilities and equipment costs, and $100 million of other merger-related transaction costs. Actions incorporated in the business combination and restructuring plan are principally targeted for implementation over a 12-18 month period following the effective date of the Merger, currently contemplated for the fourth quarter of 1998. There can be no assurance that the actual restructuring charge and the details thereof will not differ materially from the foregoing estimates.

Personnel-related items consist primarily of severance and benefits cost for separated employees and costs associated with change in control provisions of the Corporation's stock plans (currently estimated at $200 million). The benefit package to be made available to certain affected employees has been approved by management and communicated on a corporate-wide basis. Facilities and equipment costs include the net cost associated with the closing and divestiture of identified banking facilities, and from the consolidation of headquarters and operational facilities. Other merger-related transaction costs include investment banking fees, registration and listing fees, and various accounting, legal and other related costs.

These amounts, including the related tax effects, have been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1998 and are not reflected in the Unaudited Pro Forma Condensed Combined Statements of Income due to their nonrecurring nature.

Note 4.  Pro Forma Adjustments

Pro forma adjustments to common shares and surplus at June 30, 1998, reflect the Merger accounted for as a pooling-of-interests, through the exchange of 466.1 million shares of BANC ONE common stock (using the common exchange ratio of 1.62) for the 287.7 million outstanding common shares of the Corporation.

The pro forma entry is displayed below (in millions):

     Dr. Common Stock (FCNBD)                                    $  320
     Dr. Surplus (FCNBD)                                          1,948
          Cr. Treasury Stock (FCNBD)                                             $2,075
          Cr. Common Stock (ONE)                                                  2,331
     Dr. Surplus (ONE)                                            2,138

Based on management's current estimate of merger- and restructure-related charges, the following adjustment was made to the pro forma condensed combined balance sheet as of June 30, 1998.

      Dr. Retained Earnings                                      $ 837
      Dr. Other Liabilities-Taxes Payable                          413
          Cr. Other Liabilities-Merger Reserve                                   $1,250